Exhibit 10.02

UAP HOLDING CORP. 2004 LONG-TERM INCENTIVE PLAN

AMENDMENT TO THE

APRIL 8, 2006

RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant:	[NAME]	Employee ID: [NUMBER]
Division:	[NUMBER]

THIS AMENDMENT TO EACH OF THE RESTRICTED STOCK UNIT AWARD AGREEMENTS (this “Amendment”) issued under the UAP Holding Corp. 2004 Long-Term Incentive Plan (the “Plan”) is hereby agreed to by UAP HOLDING CORP., a Delaware corporation (the “Corporation”), and the Participant, effective April 8, 2007.

W I T N E S S E T H

WHEREAS, the Corporation previously granted to the Participant one or more restricted stock unit awards under the Plan (the “Stock Unit Award” or “Award”) which the Corporation has determined should be amended.

NOW, THEREFORE, the parties mutually agree to replace Section 4 in each original Award Agreement with the following Section 4:

4.             Dividend Equivalent Payments.  For purposes of this Section 4, Record Date shall mean the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Stock. Payments pursuant to this Section are subject to tax withholding. No cash payment shall be made to the Participant for any Record Date occurring after the termination of the Participant’s Award.

Dividend Equivalent Payment for Record Dates Occurring Prior to January 1, 2008.  This paragraph shall apply to dividend equivalent payments payable with respect to Record Dates occurring prior to January 1, 2008.  If the Corporation pays a cash dividend on its outstanding Common Stock for which the Record Date occurs after the Award Date, the Participant shall receive a cash payment equal to the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of Stock Units awarded under this Agreement that are unvested and unpaid as of such Record Date.  With respect to each Record Date in a calendar year, the payment shall be calculated in January of the following calendar year, and paid to the Participant in cash on February 1 of that following calendar year, or as soon as administratively practicable thereafter, but no later than March 15th of the calendar year following the calendar year in which the Record Date occurred.

Dividend Equivalent Payment for Record Dates Occurring On or After January 1, 2008.  This paragraph shall apply to dividend equivalent payments payable with respect to Record Dates occurring on or after January 1, 2008.  If the Corporation pays a cash dividend on its outstanding Common Stock for which the Record Date occurs after the Award Date, the Participant shall receive a cash payment equal to the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of Stock Units awarded under this Agreement that are unvested and unpaid as of such Record Date. With respect to each Record Date in the period from November 16th through the following February 15th, the payment shall be calculated and paid to the Participant in cash on the following March 1st, or as soon as administratively practicable thereafter.  With respect to each Record Date in the period from February 16th through the following May 15th, the payment shall be calculated and paid to the Participant in cash on the following June 1st, or as soon as administratively practicable thereafter. With respect to each Record Date in the period from May 16th through the following August 15th, the payment shall be calculated and paid to the Participant in cash on the following September 1st, or as soon as administratively practicable thereafter. With respect to each Record Date in the period from August 16th through the following November 15th, the payment shall be calculated and paid to the Participant in cash on the following December 1st, or as soon as administratively practicable thereafter. Notwithstanding the foregoing, with respect to each Record Date in a calendar year, payment shall be calculated and paid to the Participant no later than March 15th of the calendar year following the calendar year in which the Record Date occurred.

IN WITNESS WHEREOF, the parties have executed this Amendment.

UAP HOLDING CORP.	PARTICIPANT
a Delaware corporation
Employee ID: [NUMBER]

By:
Kent McDaniel	Signature
EVP Human Resources & Administration	Employee Name: [NAME]
Address: [ADDRESS]
City, State Zip: [CITY, STATE, ZIP]